SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION
1993 EMPLOYEE STOCK PURCHASE PLAN

ANNUAL REPORT

JANUARY 31, 1995

EXHIBIT 28(a)







(Mark One)


 [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF
     1934

     For the fiscal year ended January 31, 1995

 OR

 [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT
     OF 1934

     For the transition period from _________ to ________

     Commission file number _____________


                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                     EMPLOYEE STOCK PURCHASE PLAN
                       (Full title of the plan)

          Science Applications International Corporation 10260 Campus Point Drive, San Diego, California 92121
        (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                                   SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the
Science Applications International Corporation 1993 Stock
Purchase Plan
Committee have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION
                                        1993 EMPLOYEE STOCK
                                        PURCHASE PLAN




      Date: March 16, 1995               BY: /s/ Anne Maharry
            --------------                   ----------------
                                             Anne Maharry
                                             Science Applications
                                             International
                                             Corporation
                                             1993 Stock Purchase
                                             Plan Committee

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                        1993 EMPLOYEE STOCK PURCHASE PLAN



                          Index To Financial Statements
                          -----------------------------


Page

____

Report of Independent Accountants
F-2

Financial Statements:

     Statement of Net Assets Available
      for Benefits as of January 31, 1995 and 1994
F-3

     Statement of Changes in Net Assets
      Available for Benefits for the years ended
      January 31, 1995, 1994, and 1993
F-4


     Notes to Financial Statements
F-5

Schedules:

     None

 All schedules are omitted because they are not applicable or the required information is shown in the Financial Statements or the notes thereto.

                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Stock Purchase Plan Committee and Participants of the
Science
Applications International Corporation 1993 Employee Stock
Purchase Plan

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the net assets available for benefits of the Science Applications International Corporation 1993 Employee Stock
Purchase Plan at January 31, 1995 and 1994, and the changes in net assets available for benefits for each of the three years in the period ended January
31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note C, the Plan changed its method of accounting for benefits distributable to participating employees to comply with guidance for accounting and disclosure by employee benefit plans.







PRICE WATERHOUSE LLP
San Diego, California
March 16, 1995

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                        1993 EMPLOYEE STOCK PURCHASE PLAN

                        STATEMENT OF NET ASSETS AVAILABLE
                                  FOR BENEFITS

                                                  ---------------------------
                                                    01-31-95       01-31-94
                                                  ------------   ------------
ASSETS:

Investments at fair value:

  SAIC Class A Common Stock
     (Cost $3,018,000 and
     $2,358,000, respectively)                   $  3,229,000    $  2,601,000

Receivables:

  Participant contributions
     withheld                                        696,000          727,000

  Employer contributions
     receivable                                       37,000           38,000

                                                  ------------    ------------
Net Assets Available for Benefits  $              3,962,000     $   3,366,000
                                                  ------------    ------------
                                                  ------------    ------------










              See accompanying notes to financial statements.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                        1993 EMPLOYEE STOCK PURCHASE PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                 Year ended
                                             -----------         -----------        -----------
                                              01-31-95             01-31-94           01-31-93
                                             -----------         -----------        -----------
Unrealized appreciation
  of investments in SAIC
  Common Stock                               $   210,000         $   242,000         $   74,000

Participant contributions                      3,958,000           3,061,000          2,456,000

Employer contributions                           210,000             163,000            129,000

Benefits paid                                 -3,782,000          -2,668,000         -2,282,000
                                             -----------         -----------        -----------
Increase in net assets                           596,000             798,000            377,000

Net assets at beginning of year                3,366,000           2,568,000          2,191,000
                                             -----------         -----------        -----------

Net assets at end of year                    $ 3,962,000         $ 3,366,000        $ 2,568,000
                                             -----------         -----------        -----------
                                             -----------         -----------        -----------











                See accompanying notes to financial statements.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                        1993 EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                           NOTE A - PLAN DESCRIPTION

     The Science Applications International Corporation 1993 Employee Stock Purchase Plan (the "Plan") is a two year plan which became effective on July 9, 1993 and will terminate on July 31, 1995. The financial statements reflect the net assets available for benefits and changes in net assets available for benefits of the Plan as well as the previous plan (the "1991 Plan") which became effective June 27, 1991. The 1991 Plan terminated on June 31, 1993. All shares purchased under the 1991 Plan were distributed or repurchased by March 31, 1993. The plans are identical except for the number of shares reserved for issuance. Both plans provide for the purchase of Class A Common Stock of Science Applications International Corporation (the "Company" or "SAIC") by participating employees through voluntary payroll deductions. Each participant is furnished with a copy of the complete Plan before electing to participate in the Plan.

    Science Applications International Corporation is the Trustee under the Plan. No trustee fees have ever been paid by the Plan. No bonds of any nature are furnished to the Plan by the Trustee, its officers or employees. The Plan is administered by the Stock Purchase Plan Committee (the "Committee") whose members are appointed by the Company's Board of Directors to serve at the discretion of the Board. The members of the Committee do not act in the capacity of trustees. The members of the Committee receive no compensation from the Plan for services rendered in connection therewith. The members of the Committee as of January 31, 1995 are: A. Maharry, W. Reed, W. A. Roper. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

    At predetermined purchase dates during the year, the Trustee purchases for the account of each participant the whole number of shares of the Company's Class A Common Stock (the "Common Stock") which may be acquired from funds available in the participant's Stock Purchase Account, together with the Company's 5% contribution described below. The authority to control and manage the operation and administration of the Plan is vested in the Stock Purchase Plan Committee. Generally, all employees of the Company and its affiliates who have adopted the Plan are eligible to participate in the Plan. Employees may contribute to the Plan by authorizing payroll deductions in amounts equal to 3% or more, up to a maximum of 10%, of their base compensation. These contributions are allocated to the Stock Purchase Accounts of the respective participants. No interest is paid on amounts in the participants' Stock Purchase Accounts.

     Purchases of SAIC's Common Stock are made in the limited secondary market or from the Company. There is no general public market for the Common Stock. However, the Company has established and maintains a limited secondary market for the Common Stock through its wholly-owned subsidiary, Bull, Inc. This limited market permits stockholders to sell stock at the fair market value of the Common Stock determined pursuant to a stock price formula and valuation process (the "Formula Price") to employees, consultants and directors of the Company who have been approved by the Board of Directors or the Operating Committee of the Board of Directors as being entitled to purchase an equity interest in the Company. Periodic determinations of fair market value of the Common Stock are made by the Board of Directors with the assistance of an appraisal prepared by an independent appraisal firm. The Board of Directors reserves the right to alter the formula.

     The purchase price to be paid for shares of Common Stock is the prevailing Formula Price. Of this price, 95% is paid out of the participant contributions, and 5% is paid or accrued by the Company. A participant is not entitled to purchase an amount of Common Stock having a fair market value, as measured on its purchase date, in excess of $25,000 in any calendar year pursuant to the Plan and any other employee stock purchase plans which may be adopted by the Company.

     A participant's interest in his account is 100% vested at all times. Shares of Common Stock acquired under the Plan will be issued to the participant no later than 90 days after the end of the Company's fiscal year in which the acquisition occurred. Until distribution occurs, the shares are held by the Company, acting as Trustee, on behalf of the participants. Each participant is furnished with a statement of account in the Plan at the time of any distribution.

     All shares of Common Stock purchased pursuant to the Plan are subject to the Company's right of repurchase upon the participant's termination of employment or affiliation with the Company. The repurchase price is the then prevailing Formula Price in the case of shares held by the participant directly, and at the Formula Price in effect at the time of the annual distribution of shares out of the Plan in the case of shares held by the Plan for the benefit of the participant. Such shares are also subject to the Company's right of first refusal in the event that the participant desires to sell such shares other than in the limited market.

     PARTICIPANTS may withdraw the money held in their Stock Purchase Accounts at any time prior to the acquisition of shares of Common Stock therewith, although upon doing so the participant will no longer be eligible to re-enroll until the beginning of the next applicable plan year.

     The Plan will terminate on the earlier of July 31, 1995 or when 650,000 shares of Common Stock have been purchased pursuant to the Plan or at the discretion of the Company's Board of Directors. For the Plan year ended January 31, 1995, 409,537 shares of Common Stock were purchased by the Plan.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

     The accompanying financial statements are prepared on the accrual basis of accounting.

INVESTMENT VALUATION AND INCOME, GAINS AND LOSSES

     The fair value of Common Stock is determined using the Formula Price. Realized gains and losses on Common Stock are the difference between the Formula Price when distributed and the original cost of the shares of Common Stock purchased during the year or the Formula Price of shares held at the beginning of the year. Unrealized appreciation or depreciation is computed as the Formula Price of the Common Stock held at the end of the year less the Formula Price of the Common Stock held at the beginning of the year or acquisition cost for Common Stock acquired during the year. As of January 31, 1995 and 1994, the Formula Price per share was $15.72 and $14.19, respectively, for Class A Common Stock. The number of shares held by the Plan was 205,380 and 183,278 on January 31, 1995 and 1994, respectively.

BENEFITS DISTRIBUTABLE

     Investments in Common Stock are distributed from the Plan after the end of the Plan's fiscal year. Benefits distributable at January 31, 1995 and 1994 were $3,229,000 and $2,601,000, respectively.

ADMINISTRATIVE EXPENSES OF THE PLAN

     All expenses incurred in the administration of the Plan are paid out of the Plan assets unless the Company elects to pay such costs. During Plan years ended January 31, 1995, 1994, and 1993, the Company paid all administrative expenses of the Plan.

CONTRIBUTIONS

     Participant contributions are accrued when the compensation from which the contribution is made is earned. Employer contributions are accrued when the corresponding participant's contributions are accrued.

RECLASSIFICATIONS

 Certain reclassifications have been made in the prior year financial statements to conform to the presentation used in 1995.

NOTE C - CHANGE IN ACCOUNTING POLICY


Prior to Plan year 1995, the Plan recognized a liability for the Common Stock purchased for the accounts of participants prior to year end but not distributed until subsequent to year end.

During Plan year 1995, the Plan changed its method of accounting for obligations for Common Stock to be distributed to comply with guidance for accounting and disclosure by employee benefit plans and now does not present such obligations as a liability in the statement of net assets available for benefits or as additions to benefits distributable in the statement of changes in net assets available for benefits. Accordingly, the net assets available for benefits at January 31, 1994 were increased by $2,601,000 and benefits paid and additions to benefits distributable for the years ended January 31, 1994 and 1993 were decreased by $712,000 and $239,000, respectively, to reflect the change in accounting policy.


NOTE D - TAX STATUS AND FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

     The Plan is not subject to federal income taxes and is intended to qualify under Section 423(b) of the Internal Revenue Code.

     No taxable income will be recognized by a participant in the 1993 Stock Purchase Plan until the taxable year of sale or certain other dispositions of the shares of Common Stock acquired under the Plan.